Exhibit 10.20

UNIT GRANT AGREEMENT

THIS UNIT GRANT AGREEMENT is made as of November 6, 2009 (the “Agreement”), by and between STR Holdings (New) LLC, a Delaware limited liability company (the “Company”), and Dennis L. Jilot (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Grantee has entered into that certain Employment Agreement with Specialized Technology Resources, Inc. (“STR”) dated as of July 18, 2008 (as amended, the “Employment Agreement”) whereby the Grantee has agreed to render services to STR and its affiliates, including the Company.

WHEREAS, in exchange for the services to be rendered to or for the benefit of the Company by the Grantee and pursuant to the provisions of the Employment Agreement, the Company desires to issue and grant to the Grantee Units (as hereinafter defined), on the terms and conditions set forth in this Agreement and in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 6, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “LLC Agreement”), a copy of which has been furnished to the Grantee.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Issuance and Grant.  Pursuant to the terms and subject to the conditions set forth in this Agreement, the Employment Agreement and the LLC Agreement, the Company hereby agrees to issue and grant to the Grantee 22,346 unrestricted Class A Units of the Company (the “Unrestricted Units”) and 201,118 restricted Class A Units of the Company (the “Restricted Units” and together with the Unrestricted Units, the “Units”).  For the avoidance of doubt, the Unrestricted Units shall not be subject to vesting.  The Company agrees the Grantee’s provision of services to or for the benefit of the Company constitutes sufficient consideration for the Units.  Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings assigned to them in the LLC Agreement.

2.             Vesting.  The grant of the Units shall occur on the date hereof (the “Grant Date”).  The Restricted Units shall vest in equal 1/54 installments as of the last day of each of the 54 successive calendar months after the date hereof, which, for the sake of clarity, means that the first vesting date for such Restricted Units will be November 30, 2009; provided, however, if the Grantee is still actively employed in his current capacity as Chairman, President and Chief Executive Officer of STR as of July 18, 2012, the remaining unvested Restricted Units shall become immediately vested; provided, further that if the Grantee’s employment is terminated by STR for Cause (as defined in the Employment Agreement) or by the Grantee without Good Reason (as defined in the Employment Agreement), the Grantee shall immediately forfeit any Restricted Units that remain unvested as of the date of such termination.  In the event of a Change of Control (as defined in the Employment Agreement) or in the event the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason (including by reason of the Grantee’s death or Disability (as defined in the Employment Agreement) whether prior to or after the issuance date of the Restricted Units, the Restricted

Units to the extent they then remain unvested, shall become immediately and fully vested and payable in accordance with the terms of this Section 2.

3.             Section 83(b) Election.  The Grantee shall have the option to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code” and such an election, an “83(b) Election”), to include the fair market value of the Restricted Units in his current taxable income as of the date of issuance, and the Company agrees to reasonably cooperate with the Grantee if he chooses to make this election.

4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Grantee as follows:

(a)           The Company is a limited liability company, duly organized, existing and in good standing, under the laws of its state of formation.

(b)           The Company has full limited liability company power and authority to enter into and perform this Agreement.  The execution, delivery and performance of this Agreement by the Company has been duly and validly approved by the Company.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against Company in accordance with its terms.

(c)           When issued and delivered in accordance with this Agreement, the Units will be duly authorized, validly issued, fully paid and nonassessable and will be free of all preemptive rights and any other liens, claims, charges and other encumbrances other than restrictions on transfer under the LLC Agreement and applicable federal and state securities laws.

5.             Representations and Warranties of the Grantee.  The Grantee hereby represents and warrants to the Company that:

(a)           The Grantee has the power and authority to enter into and perform this Agreement and this Agreement constitutes a valid and legally binding obligation of the Grantee.

(b)           The Grantee is in a financial position to hold the Units for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the Grantee’s investment in the Units.

(c)           The Grantee believes the Grantee, either alone or with the assistance of the Grantee’s own professional advisor, has such knowledge and experience in financial and business matters that the Grantee is capable of reading and interpreting financial statements and evaluating the merits and risks of the prospective investment in the Units and has the net worth to undertake such risks.

(d)           The Grantee has obtained, to the extent the Grantee deems necessary, the Grantee’s own personal professional advice with respect to the tax consequences of receiving, and the risks inherent in, the investment in the Units, and the suitability of an investment in the Units in light of the Grantee’s financial condition and investment needs.

(e)           The Grantee believes that the investment in the Units is suitable for the Grantee based upon the Grantee’s investment objectives and financial needs, and the Grantee has adequate means for providing for the Grantee’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Units.

(f)            The Grantee has had, prior to the issuance of the Units, been furnished with, and has carefully read, the LLC Agreement, and the Grantee has been given access to full and complete information regarding the Company and has utilized such access to the Grantee’s satisfaction for the purpose of obtaining information the Grantee believes to be relevant in making its investment decision and, particularly, the Grantee has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and to obtain any additional information, to the extent reasonably available, the Grantee believes to be relevant in making its investment decision.

(g)           The Grantee recognizes that an investment in the Units involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company.

(h)           The Grantee realizes that (i) the acquisition of the Units is a long-term investment; (ii) the Grantee must bear the economic risk of investment for an indefinite period of time because the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state and, therefore, none of such Units can be sold unless they are subsequently registered under said laws or exemptions from such registrations are available, and there can be no assurance that any such registration will be effected at any time in the future; (iii) the Grantee may not be able to liquidate the Grantee’s investment in the event of an emergency or pledge any of such Units as collateral for loans; and (iv) the transferability of the Units is restricted in accordance with the LLC Agreement.

(i)            The Grantee is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Units in the state set forth on the signature page below under “Address,” and the Units are being accepted by the Grantee in the Grantee’s name solely for the Grantee’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

(j)            The Grantee has not retained any finder, broker, agent, financial advisor, “Purchaser Representative” (as defined in Rule 501(h) of Regulation D of the Securities Act) or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any such intermediary retained by the Grantee and the fees and expenses of defending against such liability or alleged liability.

(k)           The Grantee has completed Schedule A to this Agreement as to his/her status as an “Accredited Grantee” (as defined therein) and such information is true and complete.

(l)            The Grantee agrees promptly to notify the Company should the Grantee become aware of any change in the information set forth in this Section 5.

6.               Conditions to Obligations of the Company.  The obligations of the Company to grant the Units are subject to the Grantee having entered into the LLC Agreement.

7.               Authority of the Board of Managers.  All decisions, interpretations and other actions of the Board of Managers and/or any committee designated by the Board of Managers, shall be final and binding on the Grantee and other persons deriving their rights from the Grantee.  Without limiting the generality of the foregoing, the Board of Managers and/or any committee designated by the Board of Managers may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of this Agreement, accelerate vesting, or waive any terms or conditions applicable to any Units.

8.               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same Agreement.

9.               Employment Rights.  Neither this Agreement nor any of its provisions is intended to confer or should be construed as conferring any rights on the Grantee to continued employment with the Company or any rights of employment for a fixed term.  No contract of employment, express or implied, is created hereby and nothing contained herein shall be construed as creating a joint venture, partnership, agency or other enterprise between the parties.

10.             No Waiver; Modifications in Writing.  This Agreement, together with the LLC Agreement and the other agreements referred to herein and therein and any exhibits, schedules or other documents referred to herein or therein, sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements, term sheets, presentations and communications, whether oral or written, with respect to the specific subject matter hereof.  No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided, however, that the Company may amend, modify or terminate the Units accordance with the terms in the LLC Agreement.

11.             Indemnification.  The Grantee will, to the fullest extent permitted by applicable law, indemnify the Company and each member, manager, officer and employee (each an “Indemnitee”) against any losses, claims, damages or liabilities to which any of them may become subject in any capacity in any action, proceeding or investigation arising out of or based upon any false representation or warranty, or breach or failure by the Grantee to comply with any covenant or agreement made by the Grantee herein.  The Grantee will reimburse each Indemnitee for reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection with any such action, proceeding or investigation (whether incurred between any Indemnitee and the Grantee, or between any Indemnitee and any third party).  The reimbursement and indemnity obligations of the Grantee under this Section 11 will survive the Grant Date and will be in addition to any liability which the Grantee may otherwise have (including, without limitation, liabilities under the LLC Agreement), and will be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of any Indemnitee.

12.             Binding Effect; Assignment.  The rights and obligations of each party under this Agreement may not be assigned to any other person or entity.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement, and their respective successors and assigns.  This Agreement shall be binding upon the Company, the Grantee and their respective heirs, successors, legal representatives and permitted assigns.

13.             Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

14.             Conflict with Other Agreements.  For so long as the LLC Agreement is in full force and effect, this Agreement shall be subject to the provisions of the LLC Agreement.  To the extent any of the provisions of this Agreement conflict or are inconsistent with any of the provisions of the LLC Agreement, the LLC Agreement shall control.  Upon the conversion of the Company to a corporation (the “Conversion”), this Agreement shall be subject to the provisions of the restricted stock agreement between the Grantee and the successor corporation to the Company (the “Restricted Stock Agreement”).  Following the Conversion, to the extent any of the provisions of this Agreement conflict or are inconsistent with any of the provisions of the Restricted Stock Agreement, the Restricted Stock Agreement shall control.

15.             Schedules and Descriptive Headings.  All Schedules to this Agreement shall be deemed to be a part of this Agreement.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

16.             Governing Law.  This Agreement, and all disputes, claims or causes of action that arise from or are in connection with this Agreement, shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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IN WITNESS WHEREOF, the Grantee has executed this Agreement as of the date first written above.

GRANTEE:

/s/ Dennis L. Jilot
Dennis L. Jilot

ACCEPTED AND AGREED,
as of the date first written above:

STR HOLDINGS (NEW) LLC

By:	/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President and
Chief Financial Officer

[SIGNATURE PAGE TO UNIT GRANT AGREEMENT]

Exhibit A

ELECTION TO INCLUDE CERTAIN CLASS A UNITS

IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On                   , 2009 the undersigned was granted certain Class A Units (the “Units”) in STR Holdings (New) LLC (the “Company”).  The Units are subject to certain restrictions pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of                 , 2009 (the “Agreement”).

Pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units, to report as taxable income for the calendar year 2009 the excess (if any) of the value of the Units on                2009 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.                                       The name, address and social security number of the undersigned:

Name:

Address:

SSN:

2.                                       A description of the property with respect to which the election is being made:  restricted units in the Company known as Class A Units which entitle the holder thereof to a share of the Company’s capital and profits.

3.                                       (a)           The date on which the Units were transferred:                  , 2009 (the “Grant Date”).

(b)           The taxable year for which such election is made:  calendar        year 2009.

4.                                       The restrictions to which the property is subject:  The Units shall vest in equal installments of [        ] Units as of the last day of each of the [    ] successive calendar months after the date hereof, which, for the sake of clarity, means that the first vesting date for such Units will be November 30, 2009; provided, however, if the Grantee is still actively employed in his current capacity as Chairman, President and Chief Executive Officer of Specialized Technology Resources, Inc. (“STR”) as of July 18, 2012, the remaining unvested Units shall become immediately vested; provided, further that if the Grantee’s employment is terminated by STR for Cause (as defined in the Employment Agreement with STR dated as of July 18, 2008 (as amended, the “Employment Agreement”)) or by the Grantee without Good Reason (as defined in the Employment Agreement), the Grantee shall immediately forfeit any Units that remain unvested as of the date of such termination.  In the event of a Change of Control (as defined in the Employment Agreement) or in the event the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason (including by reason of the Grantee’s death or Disability (as defined in the Employment Agreement)) whether prior to or after the issuance date of the Units, the Units to the extent they then remain unvested, shall become immediately and fully vested and payable in accordance with the terms of the Agreement.

5.                                       The fair market value on                2009 of the property with respect to which the election is being made, determined without regard to any lapse restrictions:  [$    ].

6.                                       The amount paid for such property:  $0.

A copy of this election is being furnished to the Company pursuant to Treasury Regulation §1.83-2(e)(7).  A copy of this election will be submitted with the 2009 U.S. federal income tax return of the undersigned pursuant to Treasury Regulation §1.83-2(c).

Dated:                      , 2009

SCHEDULE A

ACCREDITED INVESTOR STATUS

The Grantee represents and warrants that he is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act, because he meets at least one of the following criteria (please initial each applicable item):

☐	The Grantee is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the subscriber’s purchase; or

☐

The Grantee is a natural person who had an individual income in excess of $200,000 in each of the two most recent years (2007 and 2008) or joint income with the Grantee’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2009); or

☐

The Grantee is a corporation, or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Issuer Common Stock, with total assets in excess of $5,000,000; or

☐

The Grantee is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (iii) an insurance company as defined in Section 2(13) of the Securities Act, (iv) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (vii) an employee benefit plan within in the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

☐	The Grantee is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended; or

☐	The Grantee is a director or executive officer of the Company; or

☐

The Grantee is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, the purchase of which is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

☐	The Grantee is any entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item).